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                                                          EXHIBIT 5.1


                      [Mays & Valentine Letterhead]



                                                       January 28, 1998



Bear Island Paper Company, L.L.C.
Bear Island Finance Company II
10026 Old Ridge Road
Ashland, Virginia  23005

Ladies and Gentlemen:

          We have acted as special counsel to Brant-Allen Industries, Inc., a Delaware corporation ("Brant-Allen"), Bear Island Paper Company, L.L.C., a limited liability company organized under the laws of the Commonwealth of Virginia (the "Company") and Bear Island Timberlands Company, L.L.C., a limited liability company organized under the laws of the Commonwealth of Virginia ("Timberlands" and, together with Brant-Allen and the Company, the "Opinion Parties" and each an "Opinion Party") in connection with the preparation of the Registration Statement on Form S-4 (File No. 333-42201) filed by the Company and Bear Island Finance Company II, a Delaware corporation ("FinCo" and, together with the Company, the "Issuers") with the Securities and Exchange Commission (the "Commission") on December 12, 1997, and amended on the date hereof (as amended, the "Registration Statement"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of $100,000,000 aggregate principal amount of 10% Series B Senior Secured Notes Due 2007 (the "Notes") in connection with a proposed exchange offer (the "Exchange Offer").

          The Notes are to be issued pursuant to the Indenture, dated as of December 1, 1997 (the "Indenture"), among the Issuers, Timberlands, F.F. Soucy, Inc., a corporation organized under the laws of Canada ("Soucy Inc."), Crestar Bank as trustee, and, with respect to certain provisions thereof, Brant-Allen.

          This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) an executed copy of the Registration Rights Agreement, dated as of December 1, 1997 (the "Registration Rights Agreement"), among the Issuers, TD Securities (USA) Inc. and Salomon Brothers Inc; (iii) the form of the Notes and a specimen certificate thereof; (iv) the Articles of Organization and the Operating Agreement of the Company, as currently in effect; (v) certain resolutions of the Board of Directors of the Company relating to the issuance and exchange of the Notes and related matters; and (vi) the Indenture. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          The documents listed in items (ii), (iii) and (vi) above are collectively referred to herein as the "Opinion Documents."

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by FinCo and Soucy Inc., we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Issuers and others.

          Our opinions set forth below are subject to the following further assumptions and qualifications:

          (a) Each of the Opinion Documents constitutes the legal, valid and binding obligation of each party to such Opinion Document (other than the Opinion Parties) enforceable against such party in accordance with its terms.

          (b) We express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party (other than the Opinion Parties) to the Opinion Documents with any state, federal or other laws or regulations applicable to it or (ii) the legal or regulatory status or the nature of the business of any such party.

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          We do not express any opinion as to the laws of any
jurisdiction other than the laws of the Commonwealth of Virginia, the corporate laws of the State of Delaware and the federal laws of the United States of America.

          Based upon and subject to the foregoing, we are of the opinion that:

          (1) each of the Opinion Parties has been duly incorporated or organized, as applicable, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable;

          (2) each of the Opinion Parties has the requisite power and authority, corporate or otherwise, to execute and deliver all of the Opinion Documents to which it is a party and to perform all of its obligations thereunder, and the execution and delivery of such Opinion Documents and the consummation by such Opinion Party of the transactions contemplated thereby (including, in the case of the Company, the consummation of the Exchange Offer and the issuance of the Notes pursuant to the Exchange Offer) have been duly authorized by all requisite action, corporate or otherwise, on the part of such Opinion Party;

          (3) each of the Opinion Parties has duly executed and delivered each Opinion Document to which it is a party in accordance with the applicable provisions of its organizational documents and the laws of the jurisdiction of organization of that Opinion Party;


          (4) the execution and delivery by each of the Opinion Parties of each of the Opinion Documents to which it is a party and the performance of its obligations thereunder do not and will not conflict with, contravene, violate or constitute a default under: (i) the Certificate of Incorporation, By-Laws or other organizational documents of such Opinion Party, (ii) any indenture, instrument or other agreement known to us to which such Opinion Party or its property is subject, (iii) any law, rule or regulation to which such Opinion Party is subject, (iv) any judicial or administrative judgment, injunction, order or decree known to us, of any governmental authority or (v) any consent, approval, license, authorization or validation of, or filing, recording or registration with, or notice to, any governmental authority known to us to be applicable to the Opinion Parties;


          (5) no authorization, consent, order, license, validation of, or other approval of, or notice to or filing, recording or registration with, any court, governmental authority or regulatory body, or any subdivision thereof, that has not been obtained or taken and is not in full force and effect is required to authorize, or is required in connection with the execution, delivery and performance by, any Opinion Party of any Opinion Document or the transactions contemplated thereby; and

          (6) assuming that (i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Notes are duly executed, authenticated and issued in accordance with the Indenture and delivered and issued in the Exchange Offer as contemplated by the Registration Rights Agreement and the Registration Statement, the issuance of the Notes will have been duly authorized by the Company.


          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reliance on this opinion by Skadden, Arps, Slate, Meagher & Flom LLP in rendering its opinion to be filed as Exhibit 5.2 to the Registration Statement and dated as of the date of this opinion. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.


                                    Very truly yours,

                                    /s/ Mays & Valentine, L.L.P.